Exhibit 10.29

EQUITY PLEDGE AGREEMENT

Among

CAPITAL ALLY INVESTMENTS LIMITED

(“Pledgor”)

and

PYPO DIGITAL COMPANY LIMITED

(“Beneficiary”)

Dated 10 March 2008

This EQUITY PLEDGE AGREEMENT (this “Agreement”) is made on 10 March 2008 by and among the following parties:

(A).	CAPITAL ALLY INVESTMENTS LIMITED, a company incorporated under the Laws of the British Virgin Islands (BVI Company No. 1433966) (the “Pledgor”); and

(B).	PYPO DIGITAL COMPANY LIMITED, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Beneficiary”).

The Pledgor and the Beneficiary are each hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, the Pledgor has entered into a Loan Agreement with the Beneficiary dated 10 March 2008 (the “Loan Agreement”).

WHEREAS, the Pledgor has agreed to pledge all of its rights, title, and interest in 182,700,000 ordinary shares of US$0.0001 each in the Beneficiary to the Beneficiary as collateral for all payments due to the Beneficiary under the Loan Agreement, and to enter into this Agreement to secure its obligations to the Beneficiary under the Loan Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise provided, the expressions below shall have the following meanings throughout this Agreement:

“Encumbrance” means any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, mortgage, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal or first offer, or any comparable interest, or of any nature whatsoever.

“Event of Default” shall have the meaning set forth in Section 11.1 of the Loan Agreement.

“Hong Kong “ means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Loan Agreement” shall have the meaning set forth in the Recitals.

“Loss(es)” means any and all damages, claims, fines, fees, penalties, deficiencies, losses, liabilities, diminution of value and expenses of any kind or nature whatsoever, including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings, or of any claim, default or assessment.

“Notice of Default” shall have the meaning set forth in Section 5.1.

“Obligations” shall have the meaning set forth in Section 2.2.

“Pledge” shall have the meaning set forth in Section 2.1.

“Pledged Interests” shall have the meaning set forth in Section 2.1.

“Taxes” means all foreign, domestic, national, regional, local income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, withholding, payroll, employment, social, social welfare, excise, severance, stamp, occupation, property, customs, duties, contributions and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term “Tax” means any one of the foregoing Taxes.

“Term” shall have the meaning as set forth in Section 3.1.

1.2 Headings. The headings in this Agreement are for convenience only and shall not affect the construction of the Agreement.

1.3 Interpretation. Unless otherwise provided, the words, expressions, and references below shall have the following meanings:

(a) References to the clauses and schedules of this Agreement include any amendments to them that may occur from time to time.

(b) References to this Agreement or any other agreement or document include any amendments, notations, or supplements to the agreements or documents that may occur from time to time.

(c) References to any statute or statutory provision include any amendments, extensions, consolidations, or replacements pertaining to the statute or provision and any statute or provision that amends, extends, consolidates, or replaces the statute or provision, and shall also include any orders, regulations, instruments, or other subordinate legislation made under the relevant statute or provision.

(d) Words denoting the singular include the plural and vice versa.

(e) References to a “Person” include individuals, firms, partnerships, joint ventures, companies, corporations, unincorporated bodies of persons, states, and any agencies of states and their assigns, transferees, or successors in title.

(f) The words “including” and “in particular” simply illustrate or emphasize certain terms within a provision and they shall not limit any provision in any way.

ARTICLE II.

THE PLEDGED INTERESTS

2.1 The Pledge. The Pledgor hereby pledges, grants a security interest in, assigns, transfers and delivers unto the Beneficiary and its successors and assignees all of such Pledgor’s right, title and interest in 182,700,000 ordinary shares of US$0.0001 each in the Beneficiary either presently owned or hereafter acquired by such Pledgor (collectively, the “Pledged Interests”) as collateral security for the payment and performance by such Pledgor of any and all of his obligations (the “Pledge”).

2.2 The Obligations. This Agreement is made and the Pledge herein is given to secure the Pledgor’s payment of all obligations, liabilities and indebtedness of the Pledgor to the Beneficiary pursuant to the terms of the Loan Agreement (collectively, the “Obligations”).

ARTICLE III.

TERM OF THE PLEDGE

3.1 Term. The Pledge shall become effective on the date upon execution by the Parties. The Pledge shall be continuously valid until the Obligations have been fully discharged (the “Term”).

3.2 Shareholders’ Register. The Pledgor shall enter the Pledge in Capital Ally’s Register within three (3) business days following the execution of this Agreement.

ARTICLE IV.

PERFECTION OF THE PLEDGE

4.1 Perfection of the Pledge. The Pledgor hereby covenants to execute in good faith and to cause any other appropriate parties or individuals to execute all certificates, agreements, deeds, covenants or notices required by the Beneficiary to perfect or exercise any of the Beneficiary’s rights under this Agreement.

4.2 Power of Attorney. The Pledgor hereby irrevocably appoints the Beneficiary by way of security to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the Beneficiary shall think proper or expedient for carrying out any obligations imposed on the Pledgor hereunder. The Pledgor ratifies and confirms and agrees to ratify and confirm any deed, instrument, act or thing which such attorney or substitute may execute or do.

ARTICLE V.

ENFORCEMENT OF PLEDGE

5.1 Notice of Default. Pledgor shall immediately notify the Beneficiary in writing upon their discovery of any Event of Default. The Beneficiary may deliver a written notice of default (“Notice of Default”) to the Pledgor upon the occurrence of the Event of Default or at any time thereafter. The Notice of Default may demand that the Pledgor immediately pay all outstanding payments due under the Loan Agreement and all other payments due to the Beneficiary.

5.2 Rights, Remedies and Powers of the Beneficiary. Upon delivery of the Notice of Default under this Agreement, the Beneficiary or any of its agents shall become forthwith entitled to exercise, at its sole discretion and without further notice to the Pledgor, all or any of the following rights, remedies, and powers:

(a) acquire all right, title and interest to any of the Pledged Interests or beneficial interests according to the terms and conditions of this Agreement and terminate all rights of the Pledgor pertaining to the Pledged Interests or beneficial interests;

(b) exercise at its sole discretion all voting, corporate and other rights pertaining to the Pledged Interests or beneficial interests at any Capital Ally Investments’ Limited shareholders’ meeting or any other forum that impacts the Pledged

Interests or beneficial interests inasmuch as all such rights of the Pledgor pertaining to the Pledged Interests or beneficial interests shall cease;

(c) exercise at its sole discretion any and all rights of conversion, sale, exchange, subscription, or any other rights, powers, privileges, or options pertaining to the Pledged Interests or beneficial interests inasmuch as all such rights of the Pledgor pertaining to the Pledged Interests or beneficial interests shall cease;

(d) receive all amounts, including dividends, interest or any other monies incurring to the Pledgor from the Pledged Interests or beneficial interests inasmuch as all such rights of the Pledgor pertaining to the Pledged Interests or beneficial interests shall cease;

(e) sell, grant purchase options, assign, deliver, transfer or otherwise dispose of all or any part of the Pledged Interests or beneficial interests at any public or private sale, without advertising or giving notice of intention to sell or the time or place of any sale and without issuing a demand to any Party for performance;

(f) sell, grant purchase options, assign, deliver, transfer or otherwise dispose of all or any part of the Pledged Interests or beneficial interests at any public or private sale for cash, credit terms, exchange for other property, or any other price or terms and conditions established by the Beneficiary at is sole and absolute discretion for immediate or future delivery;

(g) exercise any of the powers conferred on the Pledgor by any statute, deed, contract or the articles of incorporation of Capital Ally inasmuch as all such powers of the Pledgor shall cease;

(h) perform all other acts necessary or incidental and conducive to the exercise of any of the powers hereby conferred;

(i) exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Interests or beneficial interests, including all such powers in order to replace the directors of Capital Ally; and

(j) perform all acts necessary to exercise, implement, and enforce the Pledge executed through this Agreement in accordance with applicable laws.

5.3 Funds Transfer Agreement. The Pledgor hereby acknowledges and agrees that pursuant to a funds transfer agreement (the “Funds Transfer Agreement”) entered into between the Beneficiary and ARCH Digital Holdings Limited (“ARCH”) as at the date hereof, (i) if the Beneficiary is entitled to exercise its rights under Section 5.2 of this Agreement (the “Beneficiary Rights”) and upon occurrence of an event of default under the Funds Transfer Agreement, ARCH shall be entitled to, at its absolute discretion and by delivering a written notice to the Beneficiary, request the Beneficiary to exercise the Beneficiary’s Rights and procure the transfer of all right, title and interest in the Pledged Interests to ARCH; and (ii) if the Beneficiary fails to exercise the Beneficiary’s Rights within 14 days from the date of ARCH’s written notice, the Beneficiary appoints ARCH to be its attorney (with full power of substitution) and in its name or otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which ARCH shall think proper or expedient for carrying out any obligations imposed on the Beneficiary under the Funds Transfer Agreement.

5.4 Other Remedies. Each of the foregoing rights and remedies is in addition to all rights and remedies available to the Beneficiary under applicable laws, and enumerated under this Section 5 as examples of the Beneficiary’s rights, remedies and powers without limiting them in any way.

5.5 Request of the Beneficiary. Upon the request of the Beneficiary, the Pledgor shall execute all documents and take any other actions necessary to dispose the Pledged Interests or beneficial interests in accordance with the terms and conditions of this Agreement.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

6.1 Acknowledgement of Reliance. The Pledgor hereby acknowledges that the Beneficiary has entered into this Agreement in full reliance upon the representations and warranties made under this Section 6.

6.2 Representations and Warranties. The Pledgor represents and warrants to the Beneficiary as follows:

(a) The Pledgor has the legal capacity to execute and perform this Agreement. The Pledgor has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement.

(b) This Agreement constitutes the Pledgor’s legal, valid, and binding obligations enforceable in accordance with its terms.

(c) The Pledgor is not currently engaged in any disputes, litigation, arbitrations, administrative proceedings or any other legal proceeding, nor is the Pledgor subject to any potential disputes, litigation, arbitration, administrative proceedings, or any other legal proceeding.

(d) The Pledgor has not pledged, assigned or otherwise transferred to any third party any of their Pledged Interests except for the Pledge under this Agreement.

(e) The Pledgor is the sole legal, registered and beneficial owners of the Pledged Interests.

(f) The Pledgor has good and marketable title to the Pledged Interests, which is not subject to any lien or other security interest, other than the Pledge under this Agreement.

(g) The Pledged Interests held by the Pledgor are duly issued, fully paid, nonassessable and not in bearer form.

(h) The pledge, assignment and delivery of the Pledged Interests pursuant to this Agreement shall create a valid first priority lien on, and a first priority perfected security interest in, the Pledged Interests and the proceeds thereof, securing the payment of the Obligations.

6.3 Repetition. The representations and warranties set out in Section 6.2 of this Agreement shall continue after the execution of this Agreement, and shall be deemed to be true and effective throughout the Term of this Agreement.

ARTICLE VII.

AFFIRMATIVE COVENANTS

During the Term of this Agreement, the Pledgor irrevocably covenants to the following:

7.1 The Pledgor shall abide by the provisions of this Agreement and perform all Obligations under this Agreement and the Loan Agreement, and refrain from any action or omission that may affect the viability or enforceability of this Agreement or the Loan Agreement.

7.2 The Pledgor shall notify the Beneficiary immediately of any litigation, arbitration or administrative proceedings concerning the Pledgor, Capital Ally or the Pledged Interest.

7.3 The Pledgor shall execute and deliver all necessary or appropriate documents, file all necessary or appropriate complaints, raise all necessary and appropriate defences against all claims, and take all other appropriate actions necessary to maintain the Pledgor’s ownership of the equity interest in Capital Ally, except for the enforcement of this Agreement.

7.4 The Pledgor shall promptly notify the Beneficiary of any event that may impact the Beneficiary’s rights to any portion of the Pledged Interests or any of Pledgor’s guarantees or obligations hereunder or under the Loan Agreement.

ARTICLE VIII.

NEGATIVE COVENANTS

8.1 Negative Covenants. The Pledgor irrevocably covenants that as long as it is a shareholder of Capital Ally, during the Term of this Agreement, he shall not:

(a) sell, contract to sell, transfer, mortgage or dispose in any manner any of the Pledged Interests, or allow any placement thereon as a security interest, except to Beneficiary or Beneficiary’s designated Person in accordance with this Agreement;

(b) cause the shareholders’ meeting or the board of directors of Capital Ally to approve the sale, transfer, mortgage or disposition in any manner any of the Pledged Interests, or allow the placement thereon of any security interest, except to the Beneficiary or Beneficiary’s designated Person in accordance with this Agreement; or

(c) cause Capital Ally to supplement, change or amend its articles of association in any manner, increase or decrease its registered capital, or change its share capital structure in any manner without the prior written consent of the Beneficiary.

8.2 Beneficiary’s Rights. The Pledgor agrees that the rights acquired by the Beneficiary in accordance with this Agreement shall not be interrupted or harmed by him or any of his heirs or representatives through any legal proceedings.

ARTICLE IX.

NOTICES

Each notice or other communication to be given under this Agreement shall be given in written English and Chinese, and shall be made by telex, fax, or letter. Each notice,

communication or other document to be delivered to any Party to this Agreement shall be made or delivered to the Party’s address or fax number as set out below:

(a)	To the Pledgor:

Address:	48/F, Bank of China Tower
1 Garden Road, Central, Hong Kong
Tel:	(852) 3605 8180
Fax:	(852) 3605 81814
Attention:	Zhang Kuo/Samuel Kong

(b)	To the Beneficiary:

Address:	48/F, Bank of China Tower
1 Garden Road, Central, Hong Kong
Tel:	(852) 3605 8180
Fax:	(852) 3605 81814
Attention:	Zhang Kuo/Fei Dong Ping

ARTICLE X.

ASSIGNMENT OF AGREEMENT

10.1 The Pledgor’s Right of Assignment and Transfer. The Pledgor shall not assign or delegate their rights and obligations under this Agreement without the Beneficiary’s prior written consent.

10.2 The Beneficiary’s Right of Assignment and Transfer. The Beneficiary may assign any or all of its rights and obligations under this Agreement or the Loan Agreement. Any such assignee shall have all of the Beneficiary’s rights and obligations under this Agreement as if it were the original party to this Agreement. If the Beneficiary assigns its rights and obligations under this Agreement or the Loan Agreement, the Pledgor shall execute all agreements or other documents necessary to perfect such assignment upon the Beneficiary’s request.

10.3 Successors and Assignees. This Agreement shall be binding upon the Pledgor and its successors and any assignees permitted by the Beneficiary, and it shall be enforceable by the Beneficiary and each of its successors and assignees.

10.4 Restructuring. In the event that the Beneficiary is restructured for any reason, the Pledgor shall execute a new pledge agreement with the newly restructured Beneficiary on the same terms and conditions as in this Agreement at the request of the Beneficiary.

ARTICLE XI.

CONFIDENTIALITY

11.1 Confidentiality. Each Party hereto agrees to treat information relating to the existence and all material aspects of the transactions contemplated hereby and/or contained herein that is provided to such Party by another Party or its representatives, as confidential information, and agrees not to disclose such information to any Person without the prior written consent of the disclosing Party, except that each Party may disclose such confidential information (i) to its attorneys, accountants, advisors and consultants, provided such Persons are subject to confidentiality obligations, (ii) on a need-to-know basis to its affiliates, and their employees, officers and directors provided such Persons are subject to confidentiality obligations, (iii) any applicable government authority as required by applicable laws, and (iv) as otherwise required by applicable laws. Prior to any disclosure under (iii) or (iv) above, the disclosing Party shall have notified the other Parties of the disclosing Party’s intention to make such disclosure and the contents thereof.

11.2 Survival. This Section 11 shall survive the expiration of this Agreement.

ARTICLE XII.

GOVERNING LAW AND SETTLEMENT OF DISPUTES

12.1 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and governed by the laws of Hong Kong.

12.2 Settlement of Disputes. The Pledgor irrevocably agrees for the benefit of the Beneficiary that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of Hong Kong and irrevocably submits to the non-exclusive jurisdiction of such courts.

ARTICLE XIII.

AMENDMENTS AND WAIVER

13.1 Amendments. This Agreement shall not be amended or modified without the Beneficiary’s prior written consent.

13.2 No Implied Waivers. The rights of the Beneficiary under this Agreement may be exercised as often as necessary, and such rights are in addition to any rights applicable to the Beneficiary under law, and shall not be waived without the Beneficiary’s prior written consent. The Beneficiary’s delay in exercising any of its rights is not a waiver of such rights.

ARTICLE XIV.

MISCELLANEOUS

14.1 Taxes. Each Party shall bear its own Taxes (if any) and legal and other costs and expenses payable in connection with this Agreement and the transactions contemplated hereunder.

14.2 Further Assurance. The Pledgor shall execute and deliver such further documents and do such other acts and things as the Beneficiary may reasonably request in order to fulfil the obligations of the Pledgor under this Agreement and protect the Beneficiary’s interests.

14.3 Entire Agreement. This Agreement and the Loan Agreement constitute the entire Agreement between the Parties hereto in relation to the Pledge and supersede all previous proposals, agreements, or other written or oral communications.

14.4 Termination. This Agreement shall become effective on the date it is executed. This Agreement may be terminated by the Beneficiary at its sole discretion.

14.5 Severability and Replacement. In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives on the date set out above.

Pledgor:

SEALED with the common seal of	)
CAPITAL ALLY INVESTMENTS LIMITED	)
and sign by	)
its director	)
in the presence of:	)
)
)
Signature of witness	)
)
	)	/s/ Kuo Zhang
Name of Witness (block letters))

Beneficiary:

PYPO DIGITAL COMPANY LIMITED

By:	/s/ Kong Kam Yu
Name:	Kong Kam Yu
Title:	Director

[Signature Page of Equity Pledge Agreement]